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                                                                   EXHIBIT 10.02

                          RESTRICTED SHARES AGREEMENT

         Cardinal Health, Inc., an Ohio corporation (the "Company"), has granted to _________________ (the "Grantee"), ______ Common Shares in the Company (the "Restricted Shares"). The Restricted Shares have been granted pursuant to the Cardinal Health, Inc. Equity Incentive Plan (the "Plan") and shall be subject to all provisions of the Plan, which are hereby incorporated herein by reference, and shall be subject to the provisions of this agreement. Capitalized terms used herein which are not specifically defined herein shall have the meanings ascribed to such terms in the Plan.

         1. Vesting. The Restricted Shares shall vest in accordance with the following schedule (which dates shall be "Vesting Date(s)"):

              Vesting Date                       % of Restricted Shares
              ------------                       ----------------------
                                                            %
                                                            %
                                                            %
                     Total                                100%

         2. Purchase Price. The purchase price of the Restricted Shares shall be $-0-.

         3. Transferability. Prior to the applicable Vesting Date(s), the Grantee shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Restricted Shares, except as otherwise provided in Section 4 of this agreement. The Restricted Shares will be held by the Company; provided, however, that the Company will deliver certificates representing these Restricted Shares which have fully vested to the Grantee within a reasonable time after being requested in writing to do so. The Grantee agrees to execute and deliver a stock power with respect to the Restricted Shares for the purpose of transferring back to the Company any Restricted Shares that do not become vested.

         4. Termination of Service. Unless otherwise determined by the Committee at or after grant or termination, and except as set forth below, if the Grantee's Continuous Service to the Company and its subsidiaries (collectively, the "Cardinal Group") terminates during the Restriction Period, all of the Restricted Shares that have not vested shall be forfeited by the Grantee. If the Grantee's Continuous Service terminates prior to the vesting of all of the Restricted Shares by reason of the Grantee's death or total or partial disability, then the restrictions with respect to a ratable portion of the Restricted Shares shall lapse and such shares shall not be forfeited. Such ratable portion shall be determined with respect to each separate award of Restricted Shares and shall be an amount equal to (i) the number of Restricted Shares awarded to the Grantee multiplied by the portion of the Restriction Period that has expired at the date of the Grantee's death or total or partial disability, reduced by (ii) the number of Restricted Shares awarded with respect to which the restrictions had lapsed as of the date of the death or total or partial disability of the Grantee. For purposes of this agreement, the term "Continuous Service" shall mean the absence of any interruption or termination of service as an employee or director of any entity within the Cardinal Group.

         5. Special Forfeiture/Repayment Rules. If Grantee engages in certain "Triggering Conduct" (defined below), then: (a) the Restricted Shares (or any portion thereof that have not vested) shall immediately and automatically be forfeited and shall cease to vest at any time; and (b) the Grantee shall, within 30 days following written notice from the Company, pay to the Company an amount equal to the gross gain realized or obtained by the Grantee resulting from the vesting of such Restricted Shares, measured at the date of vesting (i.e., the market value of the Restricted Shares on the vesting date), with respect to any portion of the Restricted Shares that have already vested at any time within three years prior

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to the Triggering Conduct (the "Look-Back Period"). If the only Triggering
Conduct is Competitor Triggering Conduct (as defined below), then the Look-Back Period shall be shortened to exclude any period more than one year prior to Grantee's termination of employment with the Cardinal Group.

         As used herein, "Triggering Conduct" shall include activity in competition with or inimical, contrary, or harmful to the interests of the Company, including, but not limited to the following: disclosing or misusing any confidential information or material concerning the Company; violation of Company policies, including conduct which would constitute a breach of the then-most recent version of the Certificate of Compliance with Company Policies signed by the Grantee; accepting employment with or serving as a consultant, advisor, or any other capacity to an entity that is in competition with the business conducted by any member of the Cardinal Group (a "Competitor") either during or within one year following Grantee's termination of employment with the Cardinal Group ("Competitor Triggering Conduct"); directly or indirectly employing, contacting concerning employment, or participating in any way in the recruitment for employment (whether as an employee, officer, director, agent, consultant or independent contractor) any person who was or is at any time during the previous twelve months an employee, representative, officer, or director of the Cardinal Group; and breaching any provision of any employment or severance agreement with a member of the Cardinal Group. The Committee shall resolve in good faith any disputes concerning whether particular conduct constitutes Triggering Conduct, and any such determination by the Committee shall be conclusive and binding on all interested persons. The Grantee may be released from Grantee's obligations under this item 5 only if the Committee (or its duly appointed agent) determines, in its sole discretion, that such action is in the best interests of the Company.

         Nothing in this item 5 constitutes a so-called "noncompete" covenant. However, this item 5 does prohibit certain conduct while Grantee is associated with the Cardinal Group and thereafter and does provide for the forfeiture or repayment of the benefits granted by this agreement under certain circumstances, including but not limited to the Grantee's acceptance of employment with a Competitor. Grantee agrees to provide the Company with at least ten days' written notice prior to directly or indirectly accepting employment with or serving as a consultant, advisor, or any other capacity to a Competitor, and further agrees to inform any such new employer, before accepting employment, of the terms of this item 5 and of the Grantee's continuing obligations contained herein.

         No provision of this agreement shall diminish, negate, or otherwise impact any separate noncompete agreement to which Grantee may be a party. Grantee acknowledges and agrees that the provisions contained in this item 5 are being made for the benefit of the Company in consideration of Grantee's receipt of the Restricted Shares, the adequacy of which consideration is hereby expressly confirmed. Grantee further acknowledges that the receipt of the Restricted Shares and execution of this agreement are voluntary actions on the part of Grantee, and that the Company is unwilling to provide the Restricted Shares to Grantee without including this item 5.

         6. Right of Set-Off. By accepting these Restricted Shares, the Grantee consents to a deduction from and set-off against any amounts owed to the Grantee by any member of the Cardinal Group from time to time (including but not limited to amounts owed to the Grantee as wages, severance payments, or other fringe benefits) to the extent of the amounts owed to the Cardinal Group by the Grantee under this agreement.

         7. Shareholder Rights and Restrictions. Except with regard to the disposition of Restricted Shares, the Grantee shall generally have all rights of a shareholder with respect to the Restricted Shares from the date of grant, including, without limitation, the right to receive dividends with respect to such Restricted Shares and the right to vote such Restricted Shares, but subject, however, to those restrictions in this agreement or in the Plan.

         8. Withholding Tax. The Company shall have the right to require the Grantee to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the Restricted Shares (including the amount of any taxes which the Company is required to withhold with
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respect to dividends on the Restricted Shares) or, in lieu thereof, to retain, or sell without notice, a sufficient number of Restricted Shares to cover the amount required to be withheld.

         9. Law/Venue. This agreement shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of law, except to the extent superseded by the laws of the United States of America. In addition, all legal actions or proceedings relating to this agreement shall be brought in state or federal courts located in Franklin County, Ohio, and the parties executing this agreement hereby consent to personal jurisdiction of such courts. Any provision of this agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable that comes closest to the business objectives intended by such provision, without invalidating or rendering unenforceable the remaining provisions of this agreement.

         10. Prompt Acceptance of Agreement. The Restricted Shares grant evidenced by this agreement shall, at the discretion of the Committee, be forfeited if this agreement is not executed by the Grantee and returned to the Company within forty-five days of the Grant Date set forth below.

                                            CARDINAL HEALTH, INC.

DATE OF GRANT:                              By:
               -----------------                -------------------------------
                                                George H. Bennett, Jr.
                                                Executive Vice President


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                            ACCEPTANCE OF AGREEMENT

         The Grantee hereby: (a) acknowledges that he has received a copy of the Plan, a copy of the Company's most recent Annual Report and other communications routinely distributed to the Company's shareholders, and a copy of the Plan Description dated February 12, 1997, pertaining to the Plan; (b) accepts this Agreement and the Restricted Shares granted to him under this Agreement subject to all provisions of the Plan and this Agreement; (c) represents and warrants to the Company that he is purchasing the Restricted Shares for his own account, for investment, and not with a view to or any present intention of selling or distributing the Restricted Shares either now or at any specific or determinable future time or period or upon the occurrence or nonoccurrence of any predetermined or reasonably foreseeable event; and (d) agrees that no transfer of the Restricted Shares shall be made unless the Restricted Shares have been duly registered under all applicable Federal and state securities laws pursuant to a then-effective registration which contemplates the proposed transfer or unless the Company has received a written opinion of, or satisfactory to, its legal counsel that the proposed transfer is exempt from such registration:



                                      -------------------------------------
                                      Grantee's Signature

                                      -------------------------------------
                                      Grantee's Social Security Number

                                      --------------------------------------
                                      Date